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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)—December 11, 2009

ASSURED GUARANTY LTD.
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	001-32141 (Commission File Number)	98-0429991 (I.R.S. Employer Identification No.)

Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08 Bermuda
(Address of principal executive offices)

Registrant's telephone number, including area code: (441) 279-5700

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition

        On December 11, 2009, Assured Guaranty Ltd. ("AGL") made available on the Investor Information section of its website the Assured Guaranty Corp. ("AGC") Financial Supplement for the Third Quarter Ended September 30, 2009 and the Assured Guaranty Municipal Corp. ("AGM," formerly known as Financial Security Assurance Inc.) Financial Supplement for the Third Quarter Ended September 30, 2009.

        A copy of the AGC Financial Supplement is attached as Exhibit 99.1 and a copy of the AGM Financial Supplement is attached as Exhibit 99.2.

Item 7.01    Regulation FD Disclosure

        On December 11, 2009, AGL made available on the Investor Information section of its website its Fixed Income Investor Presentation for Third Quarter 2009. This presentation can be obtained from AGL's website at http://www.assuredguaranty.com/Content/ContentDisplay.aspx?ContentID=2668.

Item 8.01    Other Events.

        AGL is filing this Current Report on Form 8-K to supplement its Quarterly Report on Form 10-Q for the period ended September 30, 2009 with Assured Guaranty Corp.'s Consolidated Unaudited Financial Statements as of September 30, 2009 and December 31, 2008 and for the Three and Nine Months Ended September 30, 2009 and 2008, which are attached as Exhibit 99.3 and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits

  (d) Exhibits

Exhibit Number	Description
99.1	Assured Guaranty Corp. Financial Supplement for Third Quarter Ended September 30, 2009
99.2	Assured Guaranty Municipal Corp. Financial Supplement for Third Quarter Ended September 30, 2009
99.3	Assured Guaranty Corp.'s Consolidated Unaudited Financial Statements as of September 30, 2009 and December 31, 2008 and for the Three and Nine Months Ended September 30, 2009 and 2008

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 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASSURED GUARANTY LTD.
By:	/s/ ROBERT B. MILLS Name: Robert B. Mills Title: Chief Financial Officer

DATE: December 11, 2009

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  Item 2.02 Results of Operations and Financial Condition
  Item 7.01 Regulation FD Disclosure
  Item 8.01 Other Events.
  Item 9.01 Financial Statements and Exhibits
SIGNATURES